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                                  Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-21471) of LIN Television Corporation and in the related Prospectus of our report dated January 17, 1997, with respect to the consolidated financial statements and schedules of LIN Television Corporation in this Annual Report on Form 10-K for the year ended December 31, 1996.




Fort Worth, Texas
March 19, 1997